RUBY TUESDAY, INC.

Financial Results For the Fourth Quarter
of Fiscal Year 2005
(Amounts in thousands)

CONDENSED BALANCE SHEETS	May 31, 2005	June 1, 2004
Assets		(as restated)*
Cash and Short-Term Investments	$ 19,787	$ 19,485
Accounts and Notes Receivable	7,627	10,089
Inventories	16,988	13,647
Deferred Income Taxes	2,490	3,599
Income Tax Receivable	--	2,941
Prepaid Rent	3,759	2,173
Assets Held for Disposal	5,342	3,030
Other Current Assets	6,421	6,450
Total Current Assets	62,414	61,414
Property and Equipment, Net	901,142	766,823
Goodwill, Net	17,017	7,845
Notes Receivable, Net	24,589	33,366
Other Assets	69,993	66,987
Total Assets	$1,075,155	$ 936,435

Liabilities
Current Liabilities	$ 100,244	$ 94,719
Long-Term Debt, including Capital Leases	247,222	168,087
Deferred Income Taxes	50,394	46,184
Deferred Escalating Minimum Rents	37,471	38,725
Other Deferred Liabilities	76,601	72,189
Total Liabilities	511,932	419,904
Shareholders' Equity	563,223	516,531
Total Liabilities and
Shareholders' Equity	$1,075,155	$ 936,435

*-Amounts reflect the impact of the restatement of our financial statements, as disclosed in our 10-K/A dated April 26, 2005.